UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

KIT DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34437	11-3447894
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

26 West 17th Street, 2nd Floor
New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: +1 (646) 553-4845

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

KIT digital, Inc.

May 15, 2012

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2012, KIT digital, Inc. (the “Company”) entered into a definitive Securities Purchase Agreement to raise $29,190,000 in gross proceeds, before deducting placement agents’ fees and other estimated offering expenses, in a private placement (the “Offering”) of (i) 7,000,000 shares of the Company’s Common Stock (the “Common Stock”) and Warrants to purchase 5,250,000 shares of Common Stock (the “Warrants”). After deducting the fees of the placement agent and other estimated offering expenses, the net proceeds to the Company from the Offering will be approximately $28,200,000.

The Common Stock and Warrants to purchase Common Stock were offered and sold pursuant to  a Securities Purchase Agreement dated May 15, 2012. The Offering is expected to close on May 16, 2012, subject to the satisfaction of customary closing conditions. The Company’s press release dated May 15, 2012, announcing the financing (among other things), is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the relevant information contained therein is incorporated herein by reference.

Pursuant to the terms of the Securities Purchase Agreement the Company will be required to issue additional shares of Common Stock at a specified time to the investors in the event that the price per share of Common Stock in the Offering is greater than the price per share of the Common Stock, calculated as 90% of the average of the ten lowest volume weighted prices of the Common Stock during the 20 trading day period starting immediately following the earlier of the date on which the investors’ securities have been registered for resale with the U.S. Securities and Exchange Commission (the “SEC”) or are able to be sold without restriction under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”); provided, that, subject to the terms and conditions of the Securities Purchase Agreement, the Company may be required to issue further additional shares of Common Stock at one or more additional specified times if the additional shares of Common Stock are not freely tradable for certain specified minimum periods. In no event will the number of shares of Common Stock issuable pursuant to this provision be in excess of NASDAQ's 19.99% share cap, but for each share of Common Stock that would have been issuable, but for the NASDAQ share cap, the Company will pay the investors the cash value of each such additional share not issued.

The Warrants will be exercisable at an exercise price of $5.00 per share commencing on the six-month anniversary of the closing date and expiring five years after the date on which they become exercisable. The exercise price of the Warrants is subject to adjustment under certain circumstances, including anti-dilution protection upon the issuance of any Common Stock, securities convertible into Common Stock, or certain other issuances at a price below the then-existing exercise price, with certain exceptions and subject to a “floor” price. The Warrants contain limitations that prevent the holder of any Warrants from acquiring shares upon exercise of a Warrant that would result in the number of shares beneficially owned by it and its affiliates exceeding 4.99% of the total number of shares of the Company’s Common Stock then issued and outstanding (which limit may be raised to 9.99% upon the request of the holder). In addition, upon certain changes in control of the Company, the holder of a Warrant can elect to receive, subject to certain limitations and assumptions, cash equal to the Black-Scholes value of the outstanding Warrants.

In connection with the Offering, the Company also entered into a Registration Rights Agreement with the investors. Pursuant to the terms of the Registration Rights Agreement, the Company granted to the investors certain registration rights related to the shares of Common Stock issued and issuable in the private placement, including the shares issuable upon exercise of the Warrants. The Company is required to file a registration statement for the resale of the shares of Common Stock issued and issuable pursuant to the Securities Purchase Agreement (and the shares of Common Stock issuable upon exercise of the Warrants) within 45 days following the closing date of the Offering and to use its reasonable best efforts to cause such registration statement to be declared effective within 90 days following the closing date (or 120 days following the closing date if the SEC determines to review the registration statement). The Company may incur liquidated damages if it does not meet its registration obligations under the Registration Rights Agreement. The Company also agreed to other customary obligations regarding registration, including indemnification and maintenance of the registration statement.

The Registration Rights Agreement, form of Warrant and Securities Purchase Agreement used in connection with the Offering are filed as Exhibits 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K and such documents are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Registration Rights Agreement, form of Warrant and Securities Purchase Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

The securities issued in the offering are exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors took the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities.

Item 2.02. Results of Operations and Financial Condition.

The information contained in the press release issued by the Company on May 15, 2012, reporting (among other things) results for the first quarter ended March 31, 2012, a copy of which is attached hereto as Exhibit 99.1, is incorporated herein by reference. Such information in this Item 2.02 (including Exhibit 99.1) is furnished pursuant to Item 2.02 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 3.02 Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Registration Rights Agreement, dated as of May 15, 2012, by and among the Company and the Buyers named therein.

4.2	Form of Warrant issued to the Buyers.

10.1	Securities Purchase Agreement, dated as of May 15, 2012, by and among the Company and the Buyers named therein.

99.1	Press release, dated May 15, 2012, issued by the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

Date: May 16, 2012	By:	/s/ Barak Bar-Cohen
Barak Bar-Cohen
Chief Executive Officer
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